UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATRINSIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-1390025 (I.R.S. Employer Identification No.)

469 7th Avenue, 10th Floor

New York, NY 10018

(Address of Principal Executive Offices) (Zip Code)

2007 Stock Incentive Plan

2005 Stock Incentive Plan

One Individual Stock Option Agreement

(Full Title of the Plans)

Nathan Fong

Chief Executive Officer

Atrinsic, Inc.

469 7th Avenue, 10th Floor

New York, NY 10018

(Name and Address of Agent for Service)

(212) 716-1977

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Scott Galer, Esq.

Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, California 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Deregistration of Securities

The Registration Statement on Form S-8 (Registration No. 333-145933) (the “Registration Statement”) of Atrinsic, Inc., a Delaware corporation (“Atrinsic”), pertaining to the registration of an aggregate of 2,531,684 shares of common stock, par value $0.01 per share (632,921 shares after taking into account Atrinsic’s 1 for 4 reverse stock split which became effective on December 2, 2010), of Atrinsic issuable under Atrinsic’s 2007 Stock Incentive Plan, 2005 Stock Incentive Plan and issuable upon the exercise of options granted to Burton Katz, formerly Atrinsic’s Chief Executive Officer, to which this Post-Effective Amendment No. 1 relates, was filed with the Securities Exchange Commission on September 7, 2007.

Atrinsic has terminated all offerings of securities pursuant to existing registration statements, including the Registration Statement. In accordance with an undertaking made by Atrinsic in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that remain unsold at the termination of the offering, Atrinsic removes from registration all securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, NY, on this 29th day of March, 2012.

ATRINSIC, INC. (Registrant)

By:	/s/ Nathan Fong
Nathan Fong Chief Executive Officer, Chief Financial Officer (Principal Financial and Accounting Officer, Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Nathan Fong	Chief Executive Officer, Chief Financial Officer	March 29, 2012
Nathan Fong	(Principal Executive Officer, Principal Accounting Officer)

/s/ Stuart Goldfarb	Director	March 29, 2012
Stuart Goldfarb

/s/ Lawrence Burstein	Director	March 29, 2012
Lawrence Burstein

/s/ Ray Musci	Director	March 29, 2012
Ray Musci

/s/ Mark Dyne	Director	March 29, 2012
Mark Dyne

/s/ Jerome Chazen	Director	March 29, 2012
Jerome Chazen